As filed with the Securities and Exchange Commission on December 18, 2003

Registration No. 333-110017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMC Corporation

(Exact name of registrant as specified in its charter)

Massachusetts (State or Other Jurisdiction of Incorporation or Organization)	3572 (Primary Standard Industrial Classification Code Number)	04-2680009 (I.R.S. Employer Identification Number)

176 South Street
Hopkinton, Massachusetts 01748
(508) 435-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of
Registrant’s Principal Executive Offices)

Paul T. Dacier, Esq.
Senior Vice President and General Counsel
EMC Corporation
176 South Street
Hopkinton, Massachusetts 01748
(508) 435-1000
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code,
of Agent For Service)

Copies to:

Margaret A. Brown, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Beacon Street Boston, Massachusetts 02108 Telephone: (617) 573-4800 Facsimile: (617) 573-4822	David J. Segre, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 Telephone: (650) 493-9300 Facsimile: (650) 493-6811

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective time of the merger of Elite Merger Corporation, a wholly-owned subsidiary of EMC Corporation, with and into Documentum, Inc.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-110017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Limitation of Liability and Indemnification of Directors
Item 21. Exhibits and Financial Statement Schedules
Item 22. Undertakings
SIGNATURES
EXHIBIT INDEX
Ex-8.1 Opinion of Skadden, Arps, Slate, Meagher...
Ex-8.2 Opinion of Wilson Sonsini Goodrich & Rosati
Ex-23.2 Consent of Skadden, Arps, Slate, Meagher..

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Limitation of Liability and Indemnification of Directors

     Section 67 of Chapter 156B of the Massachusetts General Law authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

     Article 6(k) of the Registrant’s restated articles of organization, as amended, provides as follows:

“No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that to the extent, and only to the extent, required by Section 13(b) (1 1/2) or any successor provision of the Massachusetts Business Corporation Law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The foregoing provisions of this Article 6(k) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article 6(k) becomes effective. No amendment to or repeal of this Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.”

     In addition, Section 7 of the Registrant’s Amended and Restated By-Laws, entitled “Indemnification of Directors and Officers,” provides as follows:

     “The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a director or officer, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that such individual’s action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such individual’s action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this Section 7. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this Section, the terms, “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section shall affect any rights to indemnification to which corporate personnel other than directors or officers may be entitled by contract or otherwise under law.”

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated as of October 13, 2003 by and among EMC Corporation, Elite Merger Corporation and Documentum, Inc. (included as Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).(5)
3.1	Restated Articles of Organization of EMC Corporation, as amended.(1)
3.2	Amended and Restated By-Laws of EMC Corporation.(2)
4.1	Form of Stock Certificate.(3)
4.2	Form of First Supplemental Indenture between EMC Corporation and Wilmington Trust Company, as trustee.(4)
5.1	Opinion of Paul T. Dacier, Senior Vice President and General Counsel for EMC Corporation, regarding validity of securities being registered.(5)
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax aspects of the merger.
8.2	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding certain tax aspects of the merger.
23.1	Consent of Paul T. Dacier (included as part of his opinion filed as Exhibit 5.1 and incorporated herein by reference).(5)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference).
23.4	Consent of Morgan Stanley & Co. Incorporated.(5)
23.5	Consent of PricewaterhouseCoopers LLP.(5)
23.6	Consent of KPMG LLP.(5)
23.7	Consent of PricewaterhouseCoopers LLP, San Jose.(5)
24.1	Power of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).(5)
99.1	Form of Proxy of Documentum, Inc.(5)

(1)	Incorporated by reference to EMC Corporation’s Quarterly Report on Form 10-Q filed August 9, 2001 (No. 1-9853).

(2)	Incorporated by reference to EMC Corporation’s Annual Report on Form 10-K filed March 17, 2000 (No. 1-9853).

(3)	Incorporated by reference to EMC Corporation’s Annual Report on Form 10-K filed March 31, 1988 (No. 0-14367).

(4)	Incorporated by reference to EMC Corporations’s Registration Statement on Form S-3 filed with the Securities and Exchnage Commission on December 12, 2003.

(5)	Previously filed.

Item 22. Undertakings

     The undersigned registrant hereby undertakes:

     (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (2) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

     (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4 under the Securities Act of 1933, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

     (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts, on the 18th day of December, 2003.

EMC CORPORATION

By:	/S/ PAUL T. DACIER

Paul T. Dacier
Senior Vice President and General Counsel

* * * *

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed on behalf of the following persons in such capacities on December 18, 2003.

Signature	Title

* MICHAEL C. RUETTGERS	Executive Chairman of the Board of Directors

* JOSEPH M. TUCCI	President, Chief Executive Officer and Director (Principal Executive Officer)

* WILLIAM J. TEUBER, JR	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* MARK A. LINK	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* MICHAEL J. CRONIN	Director

* GAIL DEEGAN	Director

* JOHN R. EGAN	Director

* W. PAUL FITZGERALD	Director

* WINDLE B. PRIEM	Director

* DAVID N. STROHM	Director

* ALFRED M. ZEIEN	Director

     The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 pursuant to the Power of Attorney executed by the above named directors and officers of the registrant and previously filed with the Securities and Exchange Commission on behalf of such directors and officers.

*By:	/S/ PAUL T. DACIER	Attorney-in-fact

Paul T. Dacier
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated as of October 13, 2003 by and among EMC Corporation, Elite Merger Corporation and Documentum, Inc. (included as Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).(5)
3.1	Restated Articles of Organization of EMC Corporation, as amended.(1)
3.2	Amended and Restated By-Laws of EMC Corporation.(2)
4.1	Form of Stock Certificate.(3)
4.2	Form of First Supplemental Indenture between EMC Corporation and Wilmington Trust Company, as trustee.(4)
5.1	Opinion of Paul T. Dacier, Senior Vice President and General Counsel for EMC Corporation, regarding validity of securities being registered.(5)
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax aspects of the merger.
8.2	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding certain tax aspects of the merger.
23.1	Consent of Paul T. Dacier (included as part of his opinion filed as Exhibit 5.1 and incorporated herein by reference).(5)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference).
23.4	Consent of Morgan Stanley & Co. Incorporated.(5)
23.5	Consent of PricewaterhouseCoopers LLP.(5)
23.6	Consent of KPMG LLP.(5)
23.7	Consent of PricewaterhouseCoopers LLP, San Jose.(5)
24.1	Power of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).(5)
99.1	Form of Proxy of Documentum, Inc.(5)

(1)	Incorporated by reference to EMC Corporation’s Quarterly Report on Form 10-Q filed August 9, 2001 (No. 1-9853).

(2)	Incorporated by reference to EMC Corporation’s Annual Report on Form 10-K filed March 17, 2000 (No. 1-9853).

(3)	Incorporated by reference to EMC Corporation’s Annual Report on Form 10-K filed March 31, 1988 (No. 0-14367).

(4)	Incorporated by reference to EMC Corporations’s Registration Statement on Form S-3 filed December 12, 2003.

(5)	Previously filed.